UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2006
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 6, 2006, Federal Signal Corporation announced the appointment of David R. McConnaughey, as president, Safety Products Group, effective immediately. He succeeds Stephen Buck who is leaving the Company to pursue other opportunities.
Mr. McConnaughey joins Federal Signal from Maytag Corporation, where he was most recently president, All-Brand Service, a $450 million leader in home appliance repair.
Mr. McConnaughey’s compensation package will include an annual salary of $320,000, bonus opportunity, car allowance and the Company’s standard benefit package including relocation benefits, health benefits, 401(k) plan and other benefits. He will receive a grant of both restricted stock and stock options. He will also receive a one time signing bonus in the amount of $300,000, grossed up for tax purposes, on his first payroll date.
A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1 Federal Signal Corporation Press Release Dated March 6, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: March 6, 2006	By:	/s/ Robert D. Welding

Robert D. Welding President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated March 6, 2006